Exhibit 10(b)35
Charles D. McCrary
President and
Chief Executive Officer                                [Alabama Power Logo]

600 North 18th Street
Post Office Box 2641
Birmingham, Alabama  35291-0001







August 22, 2002



Mr. William B. Hutchins, III
Executive Vice President

Dear Bruce:

This letter will serve as confirmation of our discussions that began months ago and continue until this day. As an inducement for you to stay at Alabama Power Company as CFO until at least April of 2004, I commit to provide to you the Career Transition Package as defined August 19, 2002.

Sincerely,